UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

SUPERIOR ENERGY SERVICES INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34037	75-2379388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 654-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On April 13, 2022, Superior Energy Services, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). Of the 19,998,695 shares of Class A common stock outstanding and entitled to vote as of the record date, 16,619,816 shares, or approximately 83%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees, specifically the election of each of Joseph Citarrella, Daniel E. Flores, Michael Y. McGovern, Brian K. Moore, Julie J. Robertson, Krishna Shivram and Timothy J. Winfrey as a director to hold office until the Company’s annual meeting of stockholders in 2023 and until their respective successor is duly elected and qualified or until their earlier death, resignation or removal.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For
Election of Directors	Number	% of Votes Cast	Withheld
Joseph Citarrella	16,336,026	98.29%	283,790
Daniel E. Flores	16,336,026	98.29%	283,790
Michael Y. McGovern	16,335,253	98.29%	284,563
Brian K. Moore	16,609,302	99.94%	10,514
Julie J. Robertson	16,342,009	98.33%	277,807
Krishna Shivram	16,335,230	98.29%	284,586
Timothy J. Winfrey	16,341,932	98.33%	277,884

There were no votes cast against, abstentions or broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Energy Services, Inc.

Date:	April 18, 2022	By:	/s/ James W. Spexarth
James W. Spexarth Executive Vice President, Chief Financial Officer and Treasurer